UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 12, 2015
(Date of earliest event reported)

METROSPACES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-186559 (Commission File Number)	90-0817201 (IRS Employer Identification Number)

888 Brickell Key Dr., Unit 1102 Miami, FL (Address of principal executive offices)	33131 (Zip Code)

(305) 600-0407 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01     Entry into a Material Agreement.

On February 19, 2015, the Registrant entered into a Contrato de Trabajo, dated as of that date, with Carlos Daniel Silva, Registrant’s chief executive officer and one of its directors (the “Contrato de Trabajo”). Under this agreement, Sr. Silva agreed to serve as chief executive officer and a director of Registrant for 5 years and the Registrant agreed (i) to pay Sr. Silva a salary of $50,000 per year, plus such bonuses and incentives as the board of directors may determine, and (ii) issue 600,000 shares of the Registrant’s Series B PIK Convertible Preferred Stock (“Series B”) to Sr. Silva.

On February 19, 2015, the Registrant entered into an Exchange Agreement, dated as of that date, with Oscar Brito, Senior Vice President and a director of the Registrant, and GBS Capital Partners, Inc. (“GBS”)(the “Exchange Agreement”), of which Sr. Brito is the president, a director and the holder holder of one-third of the outstanding shares. Under this agreement, Mr. Brito exchanged $150,000 of indebtedness owed to him by the Registrant and the interest accrued thereon for 150,000 shares of Series B and GBS exchanged $450,000 of indebtedness owed to him by the Registrant and the interest accrued thereon for 450,000 shares of Series B.

See Section 5, Item 5.03, for a description of the provisions of the Series B.

Copies of the Contrato de Trabajo and the Exchange Agreement are filed with this Current Report as Exhibits 10.1 and 10.2, respectively. Reference is made to these instruments for a full description thereof and the foregoing discussion is qualified in its entirety by such reference.

Section 3 – Securities and Trading Markets

Item 3.02      Unregistered Sales of Equity Securities.

On February 19, 2015, the Registrant issued 600,000 shares of Series B to Carlos Daniel Silva, 150,000 shares of Series B to Oscar Brito and 450,000 to GBS. The consideration therefor is described in Section 1, Item 1.01, which is incorporated into this Section 3, Item 302, by reference.

The securities were issued in reliance on the exemption from registration provided by section 4(2) of the Securities Act of 1933 (the “Act”) and, in the case of Srs. Silva and Brito, in reliance on the exemption from registration provided by Rule 506 promulgated under the Act for sales to Accredited Investors, inasmuch as they are Accredited Investors as defined under Rule 501(a)(4) promulgated under the Act.

Each share of Series B may be converted at the option of the holder after December 31, 2017, into a number of shares of Common Stock determined by dividing its liquidation value of $1.00 by the conversion price of $0.000135 (the liquidation value and conversion price being subject to adjustment in certain events).

Section 5 – Corporate Governance and Management

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2015, the Registrant filed with the Secretary of State of Delaware a certificate of designations under which filed resolutions of the board of directors designating 2,000,000 shares of its authorized preferred stock as Series B. The following is a summary of such provisions:

Rank

Series B ranks senior and prior to the Common Stock with respect to the payment of dividends and with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Registrant and junior in such respects to any series of preferred stock which may in the future be issued by the Registrant.

Dividends

Holders of shares of Series B are entitled to receive, when and as declared by the board, cumulative dividends at the quarterly rate of $.021875 per share in arrears on March 31, June 30, September 30 and December 31 of each year. Until December 31, 2019, dividends on Series B shall be paid, at the Corporation’s option, (a) in shares of Common Stock or (b) in cash only out of funds legally available therefor. Dividends paid in shares shall be paid by issuing shares of Series B at the rate of 0.00021875 of a share of Series B for each $1.00 not paid in cash.

The liquidation value of each share of Series B, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Registrant’s affairs, is $1.00, subject to adjustment in the event of a stock split, stock dividend or similar event applicable to Series B. In such event, the holders of Series B (i) shall not be entitled to receive the liquidation value of their shares until the liquidation value of all senior stock shall have been paid in full, and (ii) shall be entitled to receive the full liquidation value of their shares of Series B in preference to and in priority over any distributions upon junior stock.

Redemption

After December 31, 2017, Series B will be redeemable at the Registrant’s option, upon 30 days’ notice, in whole or in part from and after the time that the closing price of the Common Stock on each Trading Day (as defined) occurring during any period of twenty (20) consecutive Trading Days equals or exceeds $0.0014 (subject to adjustment for stock splits, stock dividends and similar events). The redemption price will be payable in cash and be equal to the liquidation value, together with an amount equal to the value of the dividends accrued and unpaid thereon (which shall be determined as if the Corporation had elected to pay such dividends in cash, notwithstanding that the Corporation had elected to pay them in the form of shares of Series B), whether or not earned or declared or whether funds are legally available for the payment thereof, through the redemption date.

Conversion

Each share of Series B may be converted at the option of the holder after December 31, 2017, into a number of shares of Common Stock determined by dividing its liquidation value of $1.00 by the conversion price of $0.000135 (the liquidation value and conversion price being subject to adjustment in certain events.

Voting Rights

Each holder of shares of Series B shall have the right to cast at a meeting of stockholders or by consent a number of votes, rounded up to the next full vote, equal to the product of the sum of (A)(i) number of votes that could so be cast by the holders of all of the then outstanding shares of Common Stock and (ii) the number of votes that could thereat or thereby so be cast by the holders of any other class or series of the Registrant’s capital stock (except by the holders of shares of Series B) and (B) a fraction, the numerator of which shall be the number of shares of Series B held by him and the denominator of which shall be the number of shares of Series B held by all of the holders of Series B, upon each question or matter in respect of which the holders of Common Stock and/or such class or series are entitled to vote and shall vote upon such question or matter, together with the holders of Common Stock and/or any other such class or series, as a single class at meetings of stockholders or by consent; provided, however, that the holders of Series B may not vote on any question or matter on which the holders of such class or series are entitled by the General Corporation Law (the “GCL”) to vote separately as a class or series, but may vote on such question or matter to the extent it is presented for the consideration of any other class or series together with the classes or series entitled to vote thereon in the manner provided above.

The holders of Series B shall have the right, voting separately as a class, to cast one vote for each share of Series B held by them on any question or matter (i) on which they are entitled by the GCL to vote separately as a series, irrespective of whether they also entitled are entitled to vote on such question or matter pursuant to Subsection (a) of this section 8, (ii) which, if approved, would result in the simultaneous existence of more than one class or series of the Registrant’s common stock, (iii) the liquidation of the Registrant, or (iv) a reclassification of the Common Stock or a consolidation of the Registrant with, or merger of the Registrant with, any other corporation, other than the merger of a wholly owned subsidiary of the Registrant with and into the Registrant.

Certain Limitations

Without the consent of the holders of Series B, the Registrant may not (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking or other analogous fund for such purpose) any share or shares of Series B (subject to certain exceptions), (ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking or other analogous fund for such purpose) any shares of junior stock (subject to certain exceptions) or (iii) with certain exceptions, alter, modify or amend the terms of the Series B in any way, provided that no such alteration, modification or amendment applicable to less than all of the shares of Series B then outstanding shall be made without the vote or written consent of the all of the Holders voting together as a single class.

A copy of the certificate of designations is filed with this Current Report as Exhibit 3.1. Reference is made to that instrument for a full description thereof and the foregoing summary is qualified in its entirety by such reference.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d)      Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

Exhibit	Description

3.1	Certificate of Designations of Series B PIK Convertible Preferred Stock.

10.1	Contrato de Trabajo, dated as of February 19, 2015, by and between Registrant and Carlos Daniel Silva.

10.2	Exchange Agreement, dated as of February 19, 2015, by and between Registrant and Oscar Brito and GBS Capital Partners, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROSPACES, INC.

By: /s/ Carlos Daniel Silva
Carlos Daniel Silva
President

Dated: February 20, 2015